UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
November 22, 2005
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)	19102 (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously reported on a Current Report on Form 8-K filed on October 27, 2005, on October 24, 2005, Sovereign Bancorp, Inc. (“Sovereign”) and Banco Santander Central Hispano, S.A. (“Santander”) entered into an Investment Agreement (the “Investment Agreement”), a copy of which Investment Agreement was filed as Exhibit 10.1 to such Current Report on Form 8-K. On November 22, 2005, Sovereign and Santander approved certain amendments to the Investment Agreement as set forth in an Amendment to Investment Agreement, made as of November 22, 2005 (the “Amendment”). The Amendment is described in Sovereign’s press release dated November 22, 2005, a copy of which press release is attached hereto as Exhibit 99.1. The description set forth in the press release does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits:
The following exhibits are filed herewith:

10.1	Investment Agreement, dated as of October 24, 2005 (the “Investment Agreement”), between Sovereign Bancorp, Inc. and Banco Santander Central Hispano, S.A. (Incorporated by reference to Exhibit 10.1 to Sovereign Bancorp’s Current Report on Form 8-K filed on October 27, 2005).

10.2	Amendment to Investment Agreement, made as of November 22, 2005, between Sovereign Bancorp, Inc. and Banco Santander Central Hispano, S.A.

99.1	Press Release, dated November 22, 2005, issued by Sovereign Bancorp, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: November 23, 2005	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

EXHIBIT INDEX

Exhibit Number
10.1	Investment Agreement, dated as of October 24, 2005 (the “Investment Agreement”), between Sovereign Bancorp, Inc. and Banco Santander Central Hispano, S.A. (Incorporated by reference to Exhibit 10.1 to Sovereign Bancorp’s Current Report on Form 8-K filed on October 27, 2005).

10.2	Amendment to Investment Agreement, made as of November 22, 2005, between Sovereign Bancorp, Inc. and Banco Santander Central Hispano, S.A.

99.1	Press Release, dated November 22, 2005, issued by Sovereign Bancorp, Inc.